Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Investor Contact: John N. Hatsopoulos American DG Energy Inc. 781.622.1120 john.hatsopoulos@americandg.com	Media Contact: Christine Cobuzzi American DG Energy Inc. 781.522.6014 Christine.cobuzzi@americandg.com

ADGE Prices Public Offering of Common Stock and Warrants

WALTHAM, Mass. – August 1, 2014 – American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, announced today the pricing of an underwritten public offering of 2,650,000 shares of common stock at a per share price of $1.51 and warrants to purchase up to the same number of shares of common stock at a per warrant price of $.0001. The warrants have an exercise price of $1.8875 per share, are exercisable immediately, and expire three years from the date of issuance.

American DG Energy also granted the underwriters a 45-day option to purchase up to an additional 15% of the shares and/or warrants offered to cover over-allotments, if any. American DG Energy expects to receive approximately $4,000,000 in gross proceeds, before deducting underwriting discounts and other offering expenses payable by the company. American DG Energy intends to use the net proceeds for working capital purposes in connection with the development and installation of current and new energy systems, such as its cogeneration systems and chillers, and for general corporate purposes.

The offering is expected to close on or about August 6, 2014, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp is acting as sole book-running manager for the offering.

A preliminary prospectus supplement and accompanying base prospectus relating to this offering was filed on June 30, 2014. This offering is being made solely by means of a final prospectus supplement and accompanying base prospectus forming part of the effective registration statement relating to these securities. Copies of the final prospectus supplement and final base prospectus relating to this offering may be obtained by contacting Aegis Capital Corp, Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: (212) 813-1010, e-mail: prospectus@aegiscap.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT AMERICAN DG ENERGY

American DG Energy supplies low-cost energy to its customers through distributed power generating systems. The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. More information can be found at www.americandg.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. All statements, other than statements of historical facts, including statements regarding American DG Energy’ public offering and its anticipated closing date, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond American DG Energy’ control. Factors that could materially affect actual results can be found in American DG Energy’ filings with the U.S. Securities and Exchange Commission. American DG Energy undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date the company issues this press release to conform these statements to actual results or to changes in the company’s expectations.

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